UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2014

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 W. Passaic Street, Suite 325

Rochelle Park, New Jersey 07662

(Address of principal executive offices) (Zip code)

(201) 363-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 22, 2014, ORBCOMM Inc. (the “Company”) and Patrick Shay, the Company’s former Executive Vice President, Sales & Marketing, entered into a severance agreement and general release of claims, to provide that as a result of his termination of employment with the Company, Mr. Shay will be entitled to receive, subject to the execution and delivery of a release agreement, (i) payment of six (6) months base salary, payable in accordance with the Company’s payroll schedule; and (ii) the right to continued vesting of (a) 10,000 time-based stock appreciation rights vesting on December 3, 2014; (b) 10,000 time-based restricted stock units vesting on December 3, 2014; and (c) 18,000 time-based stock appreciation rights vesting on December 31, 2014, in each case that would have otherwise been terminated upon Mr. Shay’s termination of employment.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By	/s/ Christian Le Brun
	Name:	Christian Le Brun
	Title:	Executive Vice President, General Counsel and Secretary

Date: October 28, 2014

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